Press Release November 5, 2015

HollyFrontier Corporation Reports Quarterly Net Income

Dallas, Texas, November 5, 2015 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported third quarter net income attributable to HollyFrontier stockholders of $196.3 million or $1.04 per diluted share for the quarter ended September 30, 2015, compared to $175.0 million or $0.88 per diluted share for the quarter ended September 30, 2014. Included in the current quarter results was a non-cash inventory valuation charge that decreased after-tax earnings by $146.3 million, or $0.78 per share. Excluding this inventory valuation charge, after-tax earnings was $342.6 million, or $1.82 per share.

For the third quarter, net income attributable to our stockholders, excluding the lower of cost or market inventory valuation adjustment, increased by $167.6 million compared to the same period of 2014, principally reflecting improved margins and strong refining operations across our system. Crude oil charges averaged 460,000 barrels per day ("BPD"), a new quarterly record since the HollyFrontier merger in July 2011. Production levels averaged approximately 474,000 BPD. On a per barrel basis, consolidated refinery gross margin was $19.85 per produced barrel, a 27% increase compared to $15.59 for the third quarter of 2014. Total operating expenses for the quarter were $265.4 million compared to $281.0 million for the third quarter of last year, and refining operating expenses averaged $5.46 per produced barrel sold compared to $6.39 per barrel for the same period of 2014.

HollyFrontier’s President & CEO, Mike Jennings, commented, “Third quarter earnings reflect solid refining margins and impressive operational reliability across our refining system. We reported a second consecutive quarterly record in terms of utilization rate, averaging 460,000 BPD of crude throughput. Strong refining operations, improved margin realization and lower operating costs generated a greater than 100% increase in earnings per share, excluding the current quarter inventory charge, when compared to the third quarter of 2014. Furthermore, we continued to execute our capital allocation plan, returning approximately $164.0 million to shareholders through dividends and share repurchases during the quarter.”

For the third quarter of 2015, net cash provided by operations totaled $333.4 million. We executed $102.0 million in share repurchases and completed a $300.0 million accelerated share repurchase program initiated in May. Our shares outstanding as of September 30, 2015 were approximately 185.0 million, down from approximately 196.0 million at December 31, 2014. Additionally, we declared and paid a $0.33 regular dividend to shareholders in the third quarter totaling approximately $62.0 million. At September 30, 2015, our combined balance of cash and short-term investments totaled $626.8 million and our consolidated debt was $982.8 million. Our debt, exclusive of Holly Energy Partners' debt, which is nonrecourse to HollyFrontier, was $31.8 million at September 30, 2015. We had no cash borrowings or outstanding principal under our credit facility during the quarter.

The Company has scheduled a webcast conference call for today, November 5, 2015, at 8:30 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1079891. An audio archive of this webcast will be available using the above noted link through November 19, 2015.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 31,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky

Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2014
	2015	2014	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$3,585,823	$5,317,555	$(1,731,732)	(33)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,653,859	4,625,893	(1,972,034)	(43)
Lower of cost or market inventory adjustment	225,451	—	225,451	—
	2,879,310	4,625,893	(1,746,583)	(38)
Operating expenses	265,398	280,957	(15,559)	(6)
General and administrative expenses	30,746	27,149	3,597	13
Depreciation and amortization	87,764	80,945	6,819	8
Total operating costs and expenses	3,263,218	5,014,944	(1,751,726)	(35)
Income from operations	322,605	302,611	19,994	7
Other income (expense):
Earnings (loss) of equity method investments	1,269	(1,247)	2,516	202
Interest income	673	1,004	(331)	(33)
Interest expense	(11,102)	(11,038)	(64)	1
Gain (loss) on sale of assets	7,228	(556)	7,784	(1,400)
	(1,932)	(11,837)	9,905	(84)
Income before income taxes	320,673	290,774	29,899	10
Income tax provision	110,066	103,216	6,850	7
Net income	210,607	187,558	23,049	12
Less net income attributable to noncontrolling interest	14,285	12,552	1,733	14
Net income attributable to HollyFrontier stockholders	$196,322	$175,006	$21,316	12%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$1.05	$0.88	$0.17	19%
Diluted	$1.04	$0.88	$0.16	18%
Cash dividends declared per common share	$0.33	$0.82	$(0.49)	(60)%
Average number of common shares outstanding:
Basic	187,208	197,261	(10,053)	(5)%
Diluted	187,344	197,535	(10,191)	(5)%
EBITDA	$404,581	$369,201	$35,380	10%

	Nine Months Ended September 30,		Change from 2014
	2015	2014	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$10,294,361	$15,481,208	$(5,186,847)	(34)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	7,792,707	13,439,359	(5,646,652)	(42)
Lower of cost or market inventory adjustment	83,425	—	83,425	—
	7,876,132	13,439,359	(5,563,227)	(41)
Operating expenses	775,159	826,577	(51,418)	(6)
General and administrative expenses	86,432	82,437	3,995	5
Depreciation and amortization	255,579	262,883	(7,304)	(3)
Total operating costs and expenses	8,993,302	14,611,256	(5,617,954)	(38)
Income from operations	1,301,059	869,952	431,107	50
Other income (expense):
Loss of equity method investments	(5,907)	(2,956)	(2,951)	100
Interest income	2,403	3,593	(1,190)	(33)
Interest expense	(31,813)	(33,521)	1,708	(5)
Loss on early extinguishment of debt	(1,370)	(7,677)	6,307	(82)
Gain (loss) on sale of assets	8,867	(556)	9,423	(1,695)
	(27,820)	(41,117)	13,297	(32)
Income before income taxes	1,273,239	828,835	444,404	54
Income tax provision	446,784	292,162	154,622	53
Net income	826,455	536,673	289,782	54
Less net income attributable to noncontrolling interest	42,433	33,177	9,256	28
Net income attributable to HollyFrontier stockholders	$784,022	$503,496	$280,526	56%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$4.09	$2.54	$1.55	61%
Diluted	$4.09	$2.53	$1.56	62%
Cash dividends declared per common share	$0.98	$2.44	$(1.46)	(60)%
Average number of common shares outstanding:
Basic	191,182	197,895	(6,713)	(3)%
Diluted	191,282	198,096	(6,814)	(3)%
EBITDA	$1,517,165	$1,096,146	$421,019	38%

Balance Sheet Data

	September 30,	December 31,
	2015	2014
	(In thousands)
Cash, cash equivalents and total investments in marketable securities	$626,784	$1,042,095
Working capital	$1,215,220	$1,531,595
Total assets	$9,071,637	$9,230,640
Long-term debt	$982,846	$1,054,890
Total equity	$6,181,684	$6,100,719

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America. NK Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in the UNEV Pipeline (a consolidated subsidiary of HEP) and 50% and 25% ownership interests in Frontier Pipeline and SLC Pipeline, respectively. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended September 30, 2015
Sales and other revenues	$3,571,192	$88,389	$104	$(73,862)	$3,585,823
Depreciation and amortization	$68,976	$15,919	$3,076	$(207)	$87,764
Income (loss) from operations	$310,810	$43,702	$(31,296)	$(611)	$322,605
Capital expenditures	$147,641	$7,473	$1,870	$—	$156,984

Three Months Ended September 30, 2014
Sales and other revenues	$5,303,053	$82,141	$181	$(67,820)	$5,317,555
Depreciation and amortization	$63,109	$15,078	$2,965	$(207)	$80,945
Income (loss) from operations	$292,132	$39,341	$(28,313)	$(549)	$302,611
Capital expenditures	$98,115	$22,875	$3,374	$—	$124,364

Nine Months Ended September 30, 2015
Sales and other revenues	$10,246,965	$261,624	$473	$(214,701)	$10,294,361
Depreciation and amortization	$202,686	$44,869	$8,645	$(621)	$255,579
Income (loss) from operations	$1,261,024	$128,746	$(86,984)	$(1,727)	$1,301,059
Capital expenditures	$405,738	$57,286	$10,873	$—	$473,897

Nine Months Ended September 30, 2014
Sales and other revenues	$15,440,047	$244,177	$1,802	$(204,818)	$15,481,208
Depreciation and amortization	$210,490	$45,739	$7,275	$(621)	$262,883
Income (loss) from operations	$835,555	$117,670	$(81,670)	$(1,603)	$869,952
Capital expenditures	$290,392	$61,657	$17,084	$—	$369,133

September 30, 2015
Cash, cash equivalents and total investments in marketable securities	$62	$10,856	$615,866	$—	$626,784
Total assets	$7,122,334	$1,499,260	$753,619	$(303,576)	$9,071,637
Long-term debt	$—	$951,067	$31,779	$—	$982,846

December 31, 2014
Cash, cash equivalents and total investments in marketable securities	$88	$2,830	$1,039,177	$—	$1,042,095
Total assets	$6,965,245	$1,434,572	$1,150,865	$(320,042)	$9,230,640
Long-term debt	$—	$867,579	$187,311	$—	$1,054,890

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	277,290	252,310	271,800	257,800
Refinery throughput (BPD) (2)	295,250	258,950	286,420	269,700
Refinery production (BPD) (3)	282,370	254,480	274,990	265,210
Sales of produced refined products (BPD)	267,360	249,850	265,210	256,520
Sales of refined products (BPD) (4)	312,990	280,220	291,210	274,580
Refinery utilization (5)	106.7%	97%	104.5%	99.2%

Average per produced barrel (6)
Net sales	$74.15	$113.67	$75.34	$114.96
Cost of products (7)	55.48	100.32	58.27	101.35
Refinery gross margin (8)	18.67	13.35	17.07	13.61
Refinery operating expenses (9)	4.79	5.56	4.68	5.38
Net operating margin (8)	$13.88	$7.79	$12.39	$8.23

Refinery operating expenses per throughput barrel (10)	$4.34	$5.36	$4.33	$5.12

Feedstocks:
Sweet crude oil	60%	73%	60%	73%
Sour crude oil	24%	10%	22%	6%
Heavy sour crude oil	10%	15%	13%	16%
Other feedstocks and blends	6%	2%	5%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	49%	47%	48%	46%
Diesel fuels	34%	32%	35%	33%
Jet fuels	7%	7%	7%	8%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	3%	2%	2%
Lubricants	4%	4%	4%	4%
LPG and other	3%	6%	3%	6%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	104,910	98,290	100,100	99,030
Refinery throughput (BPD) (2)	115,660	109,550	111,490	110,670
Refinery production (BPD) (3)	113,890	107,120	109,750	108,290
Sales of produced refined products (BPD)	111,080	107,290	111,330	107,350
Sales of refined products (BPD) (4)	117,320	116,570	120,040	115,310
Refinery utilization (5)	104.9%	98.3%	100.1%	99.0%

Average per produced barrel (6)
Net sales	$71.52	$116.09	$73.37	$118.01
Cost of products (7)	51.65	98.39	54.45	101.90
Refinery gross margin (8)	19.87	17.70	18.92	16.11
Refinery operating expenses (9)	5.25	5.45	4.87	5.33
Net operating margin (8)	$14.62	$12.25	$14.05	$10.78

Refinery operating expenses per throughput barrel (10)	$5.04	$5.34	$4.86	$5.17

Feedstocks:
Sweet crude oil	39%	14%	34%	9%
Sour crude oil	52%	76%	56%	78%
Heavy sour crude oil	—%	—%	—%	3%
Other feedstocks and blends	9%	10%	10%	10%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	52%	54%	53%
Diesel fuels	43%	39%	39%	39%
Fuel oil	2%	4%	2%	4%
Asphalt	1%	1%	1%	1%
LPG and other	2%	4%	4%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	77,890	59,020	69,190	64,750
Refinery throughput (BPD) (2)	82,550	68,100	74,760	71,450
Refinery production (BPD) (3)	77,930	66,030	70,380	68,730
Sales of produced refined products (BPD)	77,620	59,200	67,680	68,790
Sales of refined products (BPD) (4)	80,530	62,770	72,520	72,040
Refinery utilization (5)	93.8%	71.1%	83.4%	78.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$74.53	$115.14	$73.79	$114.25
Cost of products (7)	50.61	93.91	53.47	96.15
Refinery gross margin (8)	23.92	21.23	20.32	18.10
Refinery operating expenses (9)	8.10	11.63	9.64	10.05
Net operating margin (8)	$15.82	$9.60	$10.68	$8.05

Refinery operating expenses per throughput barrel (10)	$7.62	$10.11	$8.73	$9.68

Feedstocks:
Sweet crude oil	46%	44%	43%	44%
Sour crude oil	—%	2%	—%	2%
Heavy sour crude oil	36%	27%	37%	30%
Black wax crude oil	12%	14%	12%	15%
Other feedstocks and blends	6%	13%	8%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	57%	53%	57%	54%
Diesel fuels	38%	35%	37%	33%
Fuel oil	3%	2%	3%	1%
Asphalt	—%	5%	1%	6%
LPG and other	2%	5%	2%	6%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	460,090	409,620	441,090	421,580
Refinery throughput (BPD) (2)	493,460	436,600	472,670	451,820
Refinery production (BPD) (3)	474,190	427,630	455,120	442,230
Sales of produced refined products (BPD)	456,060	416,310	444,220	432,660
Sales of refined products (BPD) (4)	510,840	459,560	483,770	461,930
Refinery utilization (5)	103.9%	92.5%	99.6%	95.2%

Average per produced barrel (6)
Net sales	$73.57	$114.50	$74.61	$115.61
Cost of products (7)	53.72	98.91	56.58	100.66
Refinery gross margin (8)	19.85	15.59	18.03	14.95
Refinery operating expenses (9)	5.46	6.39	5.48	6.11
Net operating margin (8)	$14.39	$9.20	$12.55	$8.84

Refinery operating expenses per throughput barrel (10)	$5.05	$6.10	$5.15	$5.85

Feedstocks:
Sweet crude oil	52%	54%	51%	53%
Sour crude oil	27%	25%	26%	23%
Heavy sour crude oil	12%	13%	14%	15%
Black wax crude oil	2%	2%	2%	2%
Other feedstocks and blends	7%	6%	7%	7%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Consolidated
Sales of produced refined products:
Gasolines	51%	49%	51%	49%
Diesel fuels	37%	34%	36%	34%
Jet fuels	4%	4%	4%	5%
Fuel oil	1%	2%	1%	2%
Asphalt	1%	2%	2%	3%
Lubricants	3%	3%	3%	2%
LPG and other	3%	6%	3%	5%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Excludes lower of cost or market inventory valuation adjustment of $225.5 million and $83.4 million for the three and nine ended September 30, 2015, respectively.

(9)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(10)	Represents refinery operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)

Net income attributable to HollyFrontier stockholders	$196,322	$175,006	$784,022	$503,496
Add income tax provision	110,066	103,216	446,784	292,162
Add interest expense (1)	11,102	11,038	33,183	41,198
Subtract interest income	(673)	(1,004)	(2,403)	(3,593)
Add depreciation and amortization	87,764	80,945	255,579	262,883
EBITDA	$404,581	$369,201	$1,517,165	$1,096,146

(1) Includes loss on early extinguishment of debt of $1.4 million and $7.7 million for the nine months ended September 30, 2015 and 2014, respectively.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products (exclusive of lower of cost or market inventory valuation adjustment) and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$73.57	$114.50	$74.61	$115.61
Times sales of produced refined products (BPD)	456,060	416,310	444,220	432,660
Times number of days in period	92	92	273	273
Produced refined product sales	$3,086,815	$4,385,410	$9,048,108	$13,655,412

Total produced refined product sales	$3,086,815	$4,385,410	$9,048,108	$13,655,412
Add refined product sales from purchased products and rounding (1)	350,633	458,211	777,024	930,354
Total refined product sales	3,437,448	4,843,621	9,825,132	14,585,766
Add direct sales of excess crude oil (2)	67,750	405,493	260,678	741,534
Add other refining segment revenue (3)	65,994	53,939	161,155	112,747
Total refining segment revenue	3,571,192	5,303,053	10,246,965	15,440,047
Add HEP segment sales and other revenues	88,389	82,141	261,624	244,177
Add corporate and other revenues	104	181	473	1,802
Subtract consolidations and eliminations	(73,862)	(67,820)	(214,701)	(204,818)
Sales and other revenues	$3,585,823	$5,317,555	$10,294,361	$15,481,208

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$53.72	$98.91	$56.58	$100.66
Times sales of produced refined products (BPD)	456,060	416,310	444,220	432,660
Times number of days in period	92	92	273	273
Cost of products for produced products sold	$2,253,958	$3,788,304	$6,861,573	$11,889,575

Total cost of products for produced products sold	$2,253,958	$3,788,304	$6,861,573	$11,889,575
Add refined product costs from purchased products sold and rounding (1)	370,638	462,629	807,260	935,497
Total cost of refined products sold	2,624,596	4,250,933	7,668,833	12,825,072
Add crude oil cost of direct sales of excess crude oil (2)	65,338	395,482	254,529	725,596
Add other refining segment cost of products sold (4)	36,823	46,172	81,265	90,229
Total refining segment cost of products sold	2,726,757	4,692,587	8,004,627	13,640,897
Subtract consolidations and eliminations	(72,898)	(66,694)	(211,920)	(201,538)
Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment and depreciation and amortization)	$2,653,859	$4,625,893	$7,792,707	$13,439,359

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.46	$6.39	$5.48	$6.11
Times sales of produced refined products (BPD)	456,060	416,310	444,220	432,660
Times number of days in period	92	92	273	273
Refinery operating expenses for produced products sold	$229,088	$244,740	$664,571	$721,690

Total refinery operating expenses for produced products sold	$229,088	$244,740	$664,571	$721,690
Add other refining segment operating expenses and rounding (5)	10,110	10,485	30,632	31,415
Total refining segment operating expenses	239,198	255,225	695,203	753,105
Add HEP segment operating expenses	25,095	25,456	78,350	72,835
Add corporate and other costs	1,251	646	2,039	1,693
Subtract consolidations and eliminations	(146)	(370)	(433)	(1,056)
Operating expenses (exclusive of depreciation and amortization)	$265,398	$280,957	$775,159	$826,577

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$14.39	$9.20	$12.55	$8.84
Add average refinery operating expenses per produced barrel	5.46	6.39	5.48	6.11
Refinery gross margin per barrel	19.85	15.59	18.03	14.95
Add average cost of products per produced barrel sold	53.72	98.91	56.58	100.66
Average sales price per produced barrel sold	$73.57	$114.50	$74.61	$115.61
Times sales of produced refined products (BPD)	456,060	416,310	444,220	432,660
Times number of days in period	92	92	273	273
Produced refined product sales	$3,086,815	$4,385,410	$9,048,108	$13,655,412

Total produced refined product sales	$3,086,815	$4,385,410	$9,048,108	$13,655,412
Add refined product sales from purchased products and rounding (1)	350,633	458,211	777,024	930,354
Total refined product sales	3,437,448	4,843,621	9,825,132	14,585,766
Add direct sales of excess crude oil (2)	67,750	405,493	260,678	741,534
Add other refining segment revenue (3)	65,994	53,939	161,155	112,747
Total refining segment revenue	3,571,192	5,303,053	10,246,965	15,440,047
Add HEP segment sales and other revenues	88,389	82,141	261,624	244,177
Add corporate and other revenues	104	181	473	1,802
Subtract consolidations and eliminations	(73,862)	(67,820)	(214,701)	(204,818)
Sales and other revenues	$3,585,823	$5,317,555	$10,294,361	$15,481,208

(1)	We purchase finished products to facilitate delivery to certain locations or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at cost.

(3)
Other refining segment revenue includes the incremental revenues associated with NK Asphalt, product purchased and sold forward for profit as market conditions and available storage capacity allows and miscellaneous revenue.

(4)
Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt, the incremental cost associated with storing product purchased and sold forward as market conditions and available storage capacity allows and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President
Investor Relations
HollyFrontier Corporation
214/954-6510